SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 21, 2016

NEW GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

WYOMING	333-179669	45-4349842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 East 17th Street, Suite 4217, Cheyenne, WY 82001

 (Address of principal executive offices) (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

(307) 633-9192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

On June 21, 2016, the Board of Directors of the Company authorized the issuance of a total of 1,100 shares of the Company's Series A Redeemable Convertible Preferred Stock to BioGlobal Resources, Inc. in exchange of the forgiveness and satisfaction of $80,432 in debt owed to BioGlobal Resources, Inc.

Item 7.01 Regulation FD Disclosure

The Board of Directors of the Company has authorized the offer on a "best efforts" basis through CIM Securities, LLC, a FINRA member broker-dealer as the managing placement agent, and the officers and directors of the Company solely to verified accredited investors under Section 4(a)(2) (formerly Section 4(2)) and Rule 506(c) of Regulation D promulgated under the Securities Act of 1933, as amended, of up to 14,000,000 Units (the "Units") for a purchase price of $0.25 per Unit, each Unit consisting of one share of common stock, par value $0.0001 per share of the Company, and one warrant to purchase one share of Common Stock from the date of issuance until the first anniversary of date of issuance for $0.50. The minimum individual investment is $25,000 (100,000 Units), although the Company has reserved the right to accept subscriptions for a lesser amount. The Offering will terminate on the earlier of: (a) the date the Company, in its discretion, elects to terminate, (b) the date upon which all Units have been sold, or (c) December 31, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Global Energy, Inc.

Date: June 21, 2016	By:	/s/ Perry Douglas West
Perry Douglas West
CEO